UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): August 11, 2015

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

938 University Park Boulevard, Suite 200 Clearfield, Utah	84015
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 779-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On August 11, 2015, Vista Outdoor Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). On June 26, 2015, the record date for the Annual Meeting, there were 63,471,890 shares of Vista Outdoor common stock outstanding, of which 57,489,082 were present for purposes of establishing a quorum.

At the Annual Meeting, the Company’s stockholders approved the following matters:

•	the election of Michael Callahan, Gary McArthur and Robert Tarola to the Company’s board of directors for terms expiring at the Company’s 2018 annual meeting of stockholders;

•	on an advisory basis, the fiscal year 2015 compensation of the Company’s named executive officers;

•	on an advisory basis, that the Company hold an advisory vote on executive compensation every year; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

In accordance with the recommendation of the Company’s Board of Directors and based on the results of the advisory vote reported above, the Company will hold a stockholder advisory vote on named executive officer compensation on an annual basis until the next required stockholder advisory vote on the frequency of the advisory vote on named executive officer compensation, which is expected to occur at the Company’s annual meeting of stockholders in 2021.

Set forth below are the number of votes cast for and against or withheld (as applicable) each matter as well as the number of abstentions and broker non-votes with respect to each matter:

	Votes For	Votes Withheld	Broker Non-Votes
(1) Election of Directors
• Michael Callahan	52,310,057	655,414	4,523,611
• Gary McArthur	52,248,244	717,227	4,523,611
• Robert Tarola	51,680,955	1,284,516	4,523,611

	Votes For	Votes Against	Abstentions	Broker Non-Votes
(2) Advisory Vote on 2015 Named Executive Officer Compensation	50,547,348	2,189,872	228,251	4,523,611

	Every “1 Year”	Every “2 Years”	Every “3 Years”	Abstentions	Broker Non-Votes
(3) Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation	48,326,166	397,529	3,961,578	280,198	4,523,611

	Votes For	Votes Against	Abstentions
(4) Ratification of the Appointment of Deloitte & Touche LLP	56,586,371	578,062	224,649

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.
By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel and Secretary

Date: August 12, 2015